Exhibit 3.50

CERTIFICATE OF INCORPORATION

OF

NIELSEN BUSINESS MEDIA HOLDING COMPANY

The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is

Nielsen Business Media Holding Company

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock with a par value of $.001 per share.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Eric J. Dale	c/o	Robinson & Cole LLP Financial Centre 695 East Main Street Stamford, CT 06904-2305

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ELEVENTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TWELFTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the General Corporation Law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Twelfth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director, officer or other agent of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 7th day of November, 2007.

/s/ Eric J. Dale
Eric J. Dale, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NIELSEN BUSINESS MEDIA HOLDING COMPANY

NIELSEN BUSINESS MEDIA HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), by deleting Article Seventh, addressing when a compromise or arrangement is proposed between the Corporation and its creditors and/or its stockholders, in its entirety and renumbering the succeeding Articles accordingly.

2. The foregoing amendment to the Certificate of Incorporation was duly adopted by written consent of the sole stockholder in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3. This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary this 28th day of November, 2007.

NIELSEN BUSINESS MEDIA HOLDING COMPANY

By:	/s/ Harris Black
Name: Harris Black
Title: Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Nielsen Business Media Holding Company a Delaware Corporation, on this 3rd day of March, A.D. 2008, do hereby resolve and order that the location of !he Registered Office of this Corporation within this State be, and the same hereby is:

615 South DuPont Highway
City of Dover	County of Kant	19901

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is:

National Corporate Research, Ltd.

Nielsen Business Media Holding Company

a Corporation of Delaware does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 3rd day of March, A.D., 2008.

By:	/s/ Frederick A. Steinmann
Authorized Officer

Name:	Frederick A. Steinmann
Print or Type

Title:	Vice President